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                                                                    EXHIBIT 10.0

                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement is entered into as of November 15, 1994, by and between DSC Communications Corporation, a Delaware corporation ("Acquiror'), P.P.H.S.G. 205 ApS, a private limited liability company organized and existing under the laws of the Kingdom of Denmark ("Acquiror Sub"), and NKT Holding A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the" Seller').

                                    RECITALS

         A. NKT Elektronik A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Company"), is engaged in the business of sale, marketing, development, design, manufacture, and service of fiber optical telecommunications transmission equipment and the design, installation and system integration of submarine cable (the "Business");

         B. Seller has agreed to sell, transfer, and convey, and concurrently herewith is selling, transferring, and conveying, to Acquiror Sub, all of the outstanding capital stock of the Company, pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of October 20, 1994, by and among Acquiror, Seller and the Company;

         C. Acquiror has assigned its rights and obligations under the Purchase Agreement to Acquiror Sub;

         D. Seller possesses valuable knowledge about the Business and operations of the Company; and

         E. Acquiror has requested that Seller enter into this Agreement as an inducement to Acquiror to enter into and consummate the transactions contemplated by the Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement Not to Compete. In order to protect the goodwill and business interests of the Company, Seller shall not, during the five (5) year period beginning on the date hereof (the "Term of Noncompetition"), directly or indirectly own, engage in, manage, operate, join, or control or participate in the management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, or otherwise with any business or organization which in any way competes with the Company in the Business; provided, however, that (a) nothing herein shall prohibit Seller from owning or participating in the ownership of or being connected as a stockholder, partner, joint venturer or with any other type of ownership of an equity interest in any entity constituting five per cent (5%) or less of all outstanding ownership interests in such entity, and (b) nothing herein shall restrict Seller in the
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conduct of any business that is included within the Business but that ceases to be actively conducted by the Company or its subsidiaries during the Term of Noncompetition.

         2.      Confidential Information.

         (a) Seller acknowledges that except as provided below, the confidential information, observations, and data obtained or possessed by them concerning the Business of the Company will be the property of the Company and not Seller following the Closing. Therefore, Seller agrees that it will not disclose to any person or use for its own account any of such information, observations, or data unless and to the extent that such information, observations, or data become generally known to and available for use by the public otherwise than as a result of Seller's act or omission to act. Seller agrees to deliver to the Company, at any time the Company may request in writing, all memoranda, notes, plans, records, reports, and other documents (and copies thereof) relating to the Business which it may then possess or have under its control.

         (b) Notwithstanding the foregoing, the parties acknowledge and agree that Seller shall be entitled to disclose, use and retain copies of the information described in subparagraph (a) above in connection with: (i) the conduct of the Excluded Business and the businesses related to the Excluded Assets, (ii) obligations of Seller under certain contracts and agreements relating both to the business of Seller and the Business, (iii) claims against Seller under the Escrow Agreement, (iv) claims by or against the Seller under
Article VI of the Purchase Agreement, and (v) requirements of legal process, law, regulation or policy of any governmental authority or order of a court of competent jurisdiction.

         3. Amendments. This Agreement may be amended or modified from time to time, but only by a written instrument executed by all of the parties hereto.

         4. Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed given when personally delivered or when sent by registered or certified mail, return receipt requested, addressed to the other party at its, his or her address set forth below, or at such other address as it or he may specify in writing:

         (a)     If to DSC or Acquiror Sub:

                 DSC Communications Corporation
                 1000 Coit Road
                 Plano, TX 75075-5813
                 Attention: Pete Waal




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                 With a copy (which shall not constitute notice) to:

                 Baker & McKenzie
                 2001 Ross Avenue
                 Suite 4500
                 Dallas, TX 75201
                 Telecopier No.: 214/ 978-3099
                 Attention: John Kendrick, Esq.
                 Mogens Gaarden
                 Pontoppidan, Philip & Partners
                 Vognmagergade 7
                 DK-1120
                 Copenhagen, Denmark
                 Telecopier: 45 33 13 56 43

         (b)     If to Seller:

                 NKT Holding A/S
                 NKT Alle 1.
                 DK-2605 Bronby
                 Denmark
                 Telecopier No.: 45 43 96 18 20
                 Attention:

                 With a copy (which shall not constitute notice) to:

                 Jan Schans Christensen
                 Bech-Bruun & Trolle
                 Nerre Farimagsgade 3
                 1364 Copenhagen
                 Denmark
                 Telecopier: 45 33 15 25 55

                 Willcox & Savage, P.C.
                 1800 NationsBank Center
                 One Commercial Place
                 Norfolk Virginia 23510
                 Telecopier No.: (804) 628-5566
                 Attention: Keith C.  Cuthrell, Jr.

         5. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, discussions, understandings or undertakings, both written or oral, with respect to the subject matter hereof.





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         6.      Assignment: Parties Bound.  The Company may assign its rights and obligations hereunder to any party succeeding to substantially all of the business and assets of the Business. Seller may not assign any of their obligations hereunder. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         7. Governing Law. This Agreement shall be governed by and be enforceable under the laws of the Kingdom of Denmark, (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         8. Non-waiver of Breach. A waiver by any party hereto of a particular breach or default in connection with any provision of this Agreement shall not be deemed a waiver of any subsequent default or breach of the same or any other provision of this Agreement.

         9. Invalid Provision. If any provision of this Agreement (including, without limitation, any provision relating to the activities covers by the time period of, or geographic scope of the noncompetition covenants in
Section 1 hereof) is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, and the parties hereto hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise enforceable covenant in accordance with the preceding covenant.

         10. Headings. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

         11. Attorneys' Fees. If any party hereto brings any action, at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party hereto reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

         12. Enforcement of Covenants. Seller agrees that a violation on its part of any covenant contained herein shall cause irreparable damage to the Company and, consequently, Seller further agrees that the Company shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction restraining any further violation of such covenant by Seller. Such right to an injunction shall be cumulative and in addition to any other remedies the Company may have at law or in equity, including, but not limited to, recovery of damages or the right to bring an action for specific performance of any covenant contained herein.





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         13.     Defined Terms.  All capitalized terms in this Agreement and not otherwise defined herein shall have the meaning given them in the Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   DSC COMMUNICATIONS C0RP0RATI0N



                                   By:  /s/ James L.  Donald
                                      Name: James L.  Donald
                                      Title: Chairman of the Board
                                             President and Chief
                                             Executive Officer



                                   P.P.H.S.G.  205 ApS



                                   By:  /s/ James L. Donald
                                      Name: James L. Donald
                                      Title: Chairman of the Board
                                   According to Power of Attorney



                                   NKT HOLDING A/S



                                   By:  /s/ Gerhard Albrechtsen
                                      Name: Gerhard Albrechtsen
                                      Title: President and Chief
                                             Executive Officer



                                   By:  /s/ Knud Rasmussen
                                      Name: Knud Rasmussen
                                      Title:   Member of Executive Board





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